Exhibit 99.1

FROM:	NEWTEK BUSINESS SERVICES, INC. (NASDAQ: NEWT)
212 West 35th Street
New York, NY 10001
http://www.thesba.com

Rubenstein Public Relations
Telephone: (212) 843-9335
Contact: Jonathan Goldberg / jgoldberg@rubensteinpr.com

Rubenstein Investor Relations
Telephone: (212) 843-9337
Contacts: Timothy Clemensen / tclemensen@rubensteinir.com
William Swalm / bswalm@rubensteinir.com
FOR IMMEDIATE RELEASE

NEWTEK BUSINESS SERVICES, INC. REPORTS FULL YEAR 2011 EPS of $0.10

Full Year 2011 Net Income of $3.5 Million

Outperforms Pretax Income Guidance

New York, N.Y. – March 14, 2012 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority, a provider of business services and financial products to the small- and medium-sized business market, reported today its financial results for the year ended December 31, 2011.

Overview

•	Net income attributable to Newtek Business Services Inc. rose $2.1 million to $3.5 million from $1.4 million for the previous year.

•	Revenues for the year rose 11% to $125.3 million compared to $112.7 million for the previous year.

•	The Company had consolidated pretax income of $2.3 million compared to $877 thousand in the prior year.

•	The Small business finance segment had pretax income for the year of $4.1 million; an increase of 105% over last year’s $2.0 million.

•	The Small business finance segment’s SBA lender originated $97.1 million of loans in 2011 as compared to $65 million in 2010.

•	The Company’s SBA loan servicing portfolio, which we service for ourselves and others, grew by $170 million over the year to $423 million.

•	Electronic payment processing segment pretax income increased 14% to $6.5 million in 2011 as compared to $5.7 million in the prior year.

•	Managed technology solutions segment pretax income increased 2% to $4.8 million in 2011 as compared to $4.7 million in the prior year.

•	Consolidated Modified EBITDA for the year ended December 31, 2011 was $9.8 million, as compared to $8.2 million for the prior year.

•

The Company is revising its 2012 full year guidance to reflect midpoint consolidated pretax income of $6.0 million and is revising its bands for pretax income of between $5.0 million and $7.0 million, from its original pretax income range of $3.0 million to $6.0 million.

•

The Company forecasts 2012 midpoint consolidated Modified EBITDA of $12.0 million from its previous guidance of $11.0 million, and consolidated midpoint revenues of between $130.0 million and $133.0 million, with a midpoint of $131.0 million.

Barry Sloane, Chairman, President and Chief Executive Officer of Newtek Business Services, Inc. said “2011 was a challenging year for the economy and for businesses. We believe the economic head winds are just a circuit breaker for our Company as our strategy and plan are coming together to provide results that are outperforming our own expectations as well as the market.

“Our 2011 results beat our previously issued guidance handily and our optimism is carried over into increasing our pretax earnings midpoint guidance in 2012 on a consolidated basis by 25% to $6.0 million pretax from a previously issued midpoint guidance of $4.5 million.

“The metrics underlying this trend are coming from our lending business maturing into the growth phase of its existence and our payment processing business enjoying the benefits of increasing industry margins, and adding larger clients in emerging growth industries. The 2012 guidance for both of these business segments reflect continued growth but our earnings and revenue growth will also be assisted by developments in our expectations of an increasing loan servicing portfolio in our lending business. Our EPP business expects continued growth in the eCommerce segment where we have a decided advantage over our competitors as we provide an integrated solution where we own our own payments gateway, process the transactions, host our clients’ sites and design sites for our clients that want an integrated solution.

“Our loan servicing portfolio, which grew from $253 million in 2010 to $423 million in 2011, is forecast to grow to $650 million by December 31, 2012. Our portfolio of loans serviced for others is contributing to our overall growth as well.

“We have also made several other changes in our organization to reduce corporate expense such as reducing our facilities costs in 2011 and 2012 along with staff reductions and eliminating positions that do not serve our organization going forward as we evolve into the growth phase of our business. We are excited about our future and our ability to continue to grow our business beyond our $125 million of revenues (which represents an 11% increase over 2010).

“Lastly we want to thank our staff and clients for a great vote of confidence and hard work in 2011 as we rolled out our “Small Business Authority” brand and our new website site at www.thesba.com. We are proud of our total progress in 2011 and expect similar success in 2012.”

Full Year 2011 Financial Results

For the year ended December 31, 2011, the Company had consolidated pretax income of $2.3 million, compared to $877 thousand in 2010, an increase of $1.4 million. The Company reported 2011 consolidated net income attributable to Newtek Business Services, Inc. of $3.5 million or $0.10 per share for the year, as compared to $1.4 million, or $0.04 per share in 2010. Improvements in both the pretax and after tax earnings are attributable to improvements in pretax income of all segments except Corporate Activities which was negatively impacted by a lease restructuring charge of $990 thousand in 2011. Net income attributable to Newtek Business Services, Inc. reflected a deferred tax asset valuation allowance release of $3.1 million and $670 thousand for the full year of 2011 and 2010, respectively, based on Newtek’s assessment of the recoverability of its deferred tax assets specifically related to Newtek Small Business Finance.

For the year ended December 31, 2011, total consolidated revenues increased $12.6 million, or 11.2%, to $125.3 million compared to $112.7 million in the prior year. Total revenue from the three core business service segments (Small business finance, Electronic payment processing and Managed technology solutions) increased to $122.7 million, or by 12.1%, in 2011 compared with $109.5 million for the prior year. These three segments represented approximately 98% and 97% of total revenue for 2011 and 2010, respectively.

Revised Outlook for 2012

The Company expects 2012 consolidated revenues of between $130.0 million and $133.0 million and pretax income of between $5.0 million and $7.0 million. Midpoint Modified EBITDA is forecasted at $12.0 million. Annual guidance by segment for revenue, pretax income (loss) and Modified EBITDA will be provided in the conference call presentation today Wednesday, March 14, 2012 at 4:15 p.m. ET and will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at www.thesba.com.

Cautionary Statement

2012 Guidance information contained in this press release is based on management’s current expectations. These statements are forward-looking and actual results may differ materially. See “Note Regarding Forward-Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses Modified EBITDA as a supplemental measure of its operating performance. The Company defines Modified EBITDA as earnings before income from tax credits, interest expense, taxes, depreciation and amortization, stock compensation expense, other than temporary decline in value of investments, Capco fair value change and the loss on the lease restructure. The Company also presents Modified EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Modified EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income (loss), operating performance or liquidity presented in accordance with U.S. GAAP. Modified EBITDA has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider Modified EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Modified EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Modified EBITDA.

Full Year 2011 Conference Call and Webcast

A conference call to discuss these results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Chief Accounting Officer, today, Wednesday, March 14, 2012 at 4:15 p.m. ET. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation. The telephone replay can be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering code 42197402. Both web-based and telephonic replays will be available through March 20, 2012.

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek® brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the Newtek® and The Small Business Authority brands as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek Business Services, The Small Business Authority, provides the following products and services:

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Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Web Hosting: Full-service web host which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: A suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

Note Regarding Forward-Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.thesba.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(In Thousands, except for Per Share Data)

	2011	2010	2009

Operating revenues	$125,339	$112,719	$105,711

Net change in fair value of:
SBA loans	(5,493)	3,494	—
Credits in lieu of cash and notes payable in credits in lieu of cash	(131)	38	900

Total net change in fair value	(5,624)	3,532	900

Operating expenses:
Electronic payment processing costs	69,145	68,187	58,312
Salaries and benefits	21,042	19,391	18,375
Interest	3,416	4,479	10,350
Depreciation and amortization	3,955	4,709	5,847
Provision for loan losses	763	1,909	1,833
Lease restructuring charges	990	—	—
Other general and administrative costs	18,132	16,699	15,896

Total operating expenses	117,443	115,374	110,613

Income (loss) before income taxes	2,272	877	(4,002)
Benefit for income taxes	1,097	418	2,593

Net income (loss)	3,369	1,295	(1,409)
Net loss attributable to non-controlling interests	112	144	980

Net income (loss) attributable to Newtek Business Services, Inc.	$3,481	$1,439	$(429)

Weighted average common shares outstanding

Basic	35,706	35,655	35,644

Diluted	36,073	35,801	35,644

Basic and diluted income (loss) per share	$0.10	$0.04	$(0.01)

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

(In Thousands, except for Per Share Data)

	2011	2010
ASSETS
Cash and cash equivalents	$11,363	$10,382
Restricted cash	14,066	10,747
Broker receivable	4,911	12,058
SBA loans held for investment, net (includes $15,217 and $19,092, respectively related to securitization trust VIE; net of reserve for loan losses of $2,900 and $3,559, respectively)	18,555	23,742
SBA loans held for investment, at fair value (includes $19,617 and $—, respectively, related to securitization trust VIE)	21,857	2,310
Accounts receivable (net of allowance of $308 and $193, respectively)	10,493	9,990
SBA loans held for sale, at fair value	2,198	1,014
Prepaid expenses and other assets, net (includes $1,211 and $866, respectively, related to securitization trust VIE)	11,762	7,809
Servicing assets (net of accumulated amortization and allowances of $5,964 and $5,189, respectively)	3,420	2,225
Fixed assets (net of accumulated depreciation and amortization of $16,463 and $14,719, respectively)	2,853	3,210
Intangible assets (net of accumulated amortization of $13,226 and $11,874, respectively)	1,420	2,753
SBA loans transferred, subject to premium recourse ($— and $21,212 at fair value, respectively)	—	31,189
Credits in lieu of cash	16,948	35,494
Goodwill	12,092	12,092
Deferred tax asset, net	72	—

Total assets	$132,010	$165,015

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$14,196	$10,321
Bank notes payable	13,565	12,949
Note payable – Securitization trust	26,368	15,104
Deferred revenue	1,634	1,768
Liability on SBA loans transferred, subject to premium recourse, at fair value	—	30,783
Notes payable in credits in lieu of cash	16,948	35,494
Deferred tax liability, net	—	3,002

Total liabilities	72,711	109,421

Commitments and contingencies
Equity:
Newtek Business Services, Inc stockholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, 36,701 issued; 35,702 and 35,666 outstanding, respectively, not including 83 shares held in escrow)	734	734
Additional paid-in capital	57,960	57,650
Retained earnings (accumulated deficit)	45	(3,436)
Treasury stock, at cost (999 and 1,035 shares, respectively)	(620)	(663)

Total Newtek Business Services, Inc. stockholders’ equity	58,119	54,285
Non-controlling interests	1,180	1,309

Total equity	59,299	55,594

Total liabilities and equity	$132,010	$165,015